Exhibit 10.1

RETIREMENT AGREEMENT
AND GENERAL RELEASE

THIS RETIREMENT AGREEMENT AND GENERAL RELEASE (the “Agreement”) is made and entered into as of this 16th day of January 2023, by and among Spirit AeroSystems, Inc. (the “Company”), Spirit AeroSystems Holdings, Inc., the parent of the Company (the “Parent”), and Duane Hawkins (the “Executive”).

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.              Transition and Retirement. Effective April 1, 2023, the Executive shall resign from his position as Executive Vice President and President of the Defense & Space Segment of the Company and of the Parent and from all other positions he holds as an officer or director of the Company or any of its subsidiaries or as an officer of the Parent, and commence his position as Senior Advisor to aid with the transition of his duties to his successor. Effective April 1, 2024 or such other date as may be mutually agreed (the “Retirement Date”), the Executive shall resign from his position as Senior Advisor, and the Executive’s employment with the Company will terminate at the end of the day on the Retirement Date. From the date of this Agreement through the Retirement Date the Executive shall use his best efforts to cooperate with the transition of his duties to his successor as directed by Parent’s Board of Directors (the “Board”).

2.              Payments. In consideration for the Executive’s cooperation in the services described above and in consideration of both (i) the release of all claims described below in Paragraph 4 (including the reaffirmation thereof through the Retirement Date) and the Covenant Not to Sue in Paragraph 5 and (ii) the protective agreements described in Paragraphs 6 and 7, the Company agrees to compensate the Executive as follows:

(a)            Senior Advisor Salary. For the period from the effective date of this Agreement through the Retirement Date, the Executive will be paid an annual base salary of $575,000 (the “Senior Advisor Salary”), which is equal to the Executive’s current annual base salary. One Thousand Dollars ($1,000) of Senior Advisor Salary hereunder shall be in consideration of the release of any claim under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), and as described in Paragraph 4 hereof, and the Executive agrees that such consideration is in addition to anything of value to which he is already entitled.

(b)            LTIP Awards. The Executive shall continue to vest (as an active employee) in the awards previously granted to him under the Spirit AeroSystems Holdings, Inc. 2014 Omnibus Incentive Plan (the “OIP LTIP”) until the Retirement Date in accordance with their terms (the “Unvested Awards”), which, by reason of the Executive’s retirement after reaching age 62, shall include accelerated vesting of time-based awards granted in or after 2021 and prorated accelerated vesting of performance-based awards granted in or after 2021 (subject to satisfaction of the performance conditions, as certified by the Compensation Committee of the Board). The Executive will not be entitled to any new grants under the OIP LTIP for plan year 2024.

(c)            STIP Awards. With respect to the short-term incentive program maintained pursuant to and in accordance with the Spirit AeroSystems Holdings, Inc. 2014 Omnibus Incentive Plan (the “OIP STIP”), (i) for the 2023 plan year, the Executive shall be entitled to payment of the full annual award (if any) based on a target award opportunity of 230% from January 1, 2023 through March 31, 2023 and 75% from April 1, 2023 through December 31, 2023 of his annual base salary and actual achievement of performance with respect to 2023 under the OIP STIP, and (ii) for the 2024 plan year, the Executive shall be entitled to payment of the annual award (if any) based on a target award opportunity of 75% of annual base salary and actual achievement of performance with respect to 2024 under the OIP STIP, with the award (if any) prorated over the portion of the 2024 plan year prior to the Retirement Date. Such amounts shall be paid to the Executive in cash at the time annual awards for each of the 2023 and 2024 plan year under the OIP STIP are otherwise paid to the Company’s executives.

(d)            Other Continuing Rights. The Executive agrees that, except for his accrued base salary earned through the Retirement Date, OIP STIP payment, and the vested awards under the OIP LTIP as identified above, he has been or will be paid all other compensation due to him, including but not limited to all salary, bonuses, incentives and all other compensation of any nature whatsoever. Except as set forth above, no other sums (contingent or otherwise) shall be paid to the Executive in respect of his employment by the Company or the Parent, and any such sums (whether or not owed) are hereby expressly waived by the Executive. The foregoing notwithstanding, following the Retirement Date, the Executive (i) may elect to continue his health insurance coverage, as mandated by COBRA, which may continue to the extent required by applicable law, and (ii) shall be entitled to receive his account balance and accrued benefit, as applicable, under the Spirit AeroSystems Holdings, Inc. Retirement and Savings Plan in accordance with the terms of such plan.

(e)            Termination. In the event that the Executive is terminated by the Company for Cause or resigns prior to the Retirement Date, the Executive will not be entitled to any of the benefits provided in this Paragraph 2, and the terms of this Agreement, other than Paragraph 1 shall be null and void. For purposes of this Agreement, “Cause” shall mean (i) the Executive’s commission of a material breach of this Agreement or acts involving moral turpitude, fraud, dishonesty, unauthorized disclosure of confidential information, the commission of a felony, or material violation of Company policies; (ii) direct and deliberate acts constituting a material breach of the Executive’s duty of loyalty to the Company; (iii) the Executive’s refusal or material failure (other than by reason of Executive’s serious physical or mental illness, injury, or medical condition) to perform the Executive’s job duties and responsibilities, including, but not limited to, any duties or responsibilities reasonably assigned to the Executive by the Chief Executive Officer or the Board, if such refusal or failure is not remedied within 30 days after written notice thereof from the Chief Executive Officer or the Board; or (iv) the Executive’s inability to maintain the appropriate level of United States security clearance.

3.              Continuing Entitlement. The Executive acknowledges that his continuing entitlement to payments and/or vesting under Paragraph 2 shall be conditioned upon his reaffirmation of this Agreement through the Retirement Date, his continuing cooperation in providing the transition services, and his continuing compliance with Paragraphs 5, 6, 7, 10(a) and 15 of the Agreement. The Executive’s failure to execute a reaffirmation of this Agreement through the Retirement Date or failure to cooperate in providing the transition services, or any violation of Paragraphs 5, 6, 7, 10(a) or 15 by the Executive, shall terminate the Company’s obligation to continue to make payments and to continue vesting of awards in accordance with Paragraph 2.

4.              General Release. As a material inducement to the Company and the Parent to enter into this Agreement and in consideration of the payments to be made by the Company and the Parent to the Executive in accordance with Paragraph 2 above, the Executive, on behalf of himself, his representatives, agents, estate, heirs, successors and assigns, and with full understanding of the contents and legal effect of this Agreement and having the right and opportunity to consult with his counsel, releases and discharges the Company, the Parent, and their respective shareholders, officers, directors, supervisors, members, managers, employees, agents, representatives, attorneys, insurers, parent companies, divisions, subsidiaries, affiliates and all employee benefit plans sponsored or contributed to by the Company or the Parent (including any fiduciaries thereof), and all related entities of any kind or nature, and its and their predecessors, successors, heirs, executors, administrators, and assigns (collectively, the “Released Parties”) from any and all claims, actions, causes of action, grievances, suits, charges, or complaints of any kind or nature whatsoever, that he ever had or now has (through the date of this Agreement and, upon its reaffirmation, through the Retirement Date), whether fixed or contingent, liquidated or unliquidated, known or unknown, suspected or unsuspected, and whether arising in tort, contract, statute, or equity, before any federal, state, local, or private court, agency, arbitrator, mediator, or other entity, regardless of the relief or remedy; provided, however, and subject to Paragraph 5 below, the Agreement is not intended to and does not limit the Executive’s right to file a charge or participate in an investigative proceeding of the EEOC or another governmental agency. Without limiting the generality of the foregoing, it being the intention of the parties to make this release as broad and as general as the law permits, this release specifically includes, but is not limited to, and is intended to explicitly release, any claims under the Employment Agreement; any and all subject matter and claims arising from any alleged violation by the Released Parties under the ADEA; the Fair Labor Standards Act; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1866, as amended by the Civil Rights Act of 1991 (42 U.S.C. § 1981); the Rehabilitation Act of 1973, as amended; the Employee Retirement Income Security Act of 1974, as amended (whether such subject matter or claims are brought on an individual basis, a class representative basis, or otherwise on behalf of an employee benefit plan or trust); the Kansas Act Against Discrimination, the Kansas Age Discrimination in Employment Act, the Kansas wage payment statutes, and other similar state or local laws; the Americans with Disabilities Act; the Family and Medical Leave Act; the Genetic Information Nondiscrimination Act of 2008; the Worker Adjustment and Retraining Notification Act; the Equal Pay Act; Executive Order 11246; Executive Order 11141; and any other statutory claim, tort claim, employment or other contract or implied contract claim, or common law claim for wrongful discharge, breach of an implied covenant of good faith and fair dealing, defamation, invasion of privacy, or any other claim, arising out of or involving his employment with the Company, the termination of his employment with the Company, or involving any other matter, including but not limited to the continuing effects of his employment with the Company or termination of employment with the Company. The Executive further acknowledges that he is aware that statutes exist that render null and void releases and discharges of any claims, rights, demands, liabilities, action and causes of action which are unknown to the releasing or discharging party at the time of execution of the release and discharge. The Executive hereby expressly waives, surrenders and agrees to forego any protection to which he would otherwise be entitled by virtue of the existence of any such statute in any jurisdiction including, but not limited to, the State of Kansas. The foregoing notwithstanding, the Company and the Parent hereby acknowledge and agree that the foregoing release shall not apply with respect to the Executive’s right (i) to enforce the terms of this Agreement and (ii) to the maximum extent permitted by law, to indemnification as an officer and director of the Company and the Parent in accordance with the Company’s and the Parent’s certificate of incorporation and bylaws and the terms of any indemnification agreement with the Parent and/or the Company to which the Executive is a party as of the date hereof, and to continued coverage under the Company’s and its Parent’s Directors and Officers liability insurance policies as in effect from time to time.

5.              Covenant Not to Sue. The Executive, for himself, his heirs, executors, administrators, successors and assigns agrees not to bring, file, claim, sue or cause, assist, or permit to be brought, filed, or claimed any action, cause of action, or proceeding regarding or in any way related to any of the claims described in Paragraph 4 above, and further agrees that this Agreement will constitute and may be pleaded as, a bar to any such claim, action, cause of action or proceeding. If the Executive files a charge or participates in an investigative proceeding of the EEOC or another governmental agency, or is otherwise made a party to any proceedings described in Paragraph 4 above, the Executive will not seek and will not accept any personal equitable or monetary relief in connection with such charge or investigative or other proceeding.

6.              No Disparaging, Untrue or Misleading Statements. The Executive and the Company and Parent each represents that they have not made, and agrees that they will not make, to any third party any disparaging, untrue, or misleading written or oral statements about or relating to (i) in the case of the Executive, the Company or the Parent, or their products or services (or about or relating to any present officer, director, agent, employee, or other person acting on the Company or the Parent’s behalf) and (ii) in the case of the Company, the Executive. The Company and the Parent agree that, promptly upon the Executive’s request, the Company and/or the Parent shall furnish a positive reference(s) about the Executive and his employment at the Company and Parent to such person or persons as the Executive shall request.

7.              Protective Agreement.

(a)            Acknowledgements. The Executive acknowledges and agrees that (i) during his employment with the Company, because of the nature of his responsibilities and the resources provided by the Company and the Parent, he acquired and/or developed valuable and confidential skills, information, trade secrets, and relationships with respect to the Business (as hereinafter defined) of the Company and the Parent; (ii) he developed on the Company’s and the Parent’s behalf a personal relationship with various persons, including but not limited to representatives of customers and suppliers, where he may have been a principal or its only contact with such persons, and as a consequence, occupied a position of trust and confidence to the Company and the Parent; (iii) the Business involves the manufacturing, marketing, and sale of the Company’s and the Parent’s products and services to customers throughout the world, the Company’s and the Parent’s competitors, both in the United States and internationally, consist of both domestic and international businesses, and the services performed by the Executive involved aspects of the Company’s and the Parent’s domestic and international business; and (iv) it would have been impossible or impractical for the Executive to perform his duties without access to the Company’s and the Parent’s confidential and proprietary information and contact with persons who are valuable to the Company’s and the Parent’s Business and goodwill.  For purposes of this Paragraph 7, “Business” shall mean the manufacture, fabrication, maintenance, repair, overhaul, and modification of aerostructures, components, and materials that compete with the Company or the Parent, and the marketing and selling of the Company’s and the Parent’s products and services to customers throughout the world (together with any other businesses in which the Company or the Parent may in the future engage, by acquisition or otherwise).

(b)            Reasonableness. In view of the foregoing and in consideration of the remuneration paid and to be paid to the Executive, the Executive agrees that it is reasonable and necessary for the protection of the Company’s and the Parent’s Business and goodwill that the Executive undertake the covenants in this Paragraph 7 regarding his conduct subsequent to his employment by the Company, and acknowledges the Company and the Parent will suffer irreparable injury if the Executive engages in any conduct prohibited by this Paragraph 7.

(c)            Non-Compete.  During his employment, and for a period of one (1) year following the end of such period of employment (to be referred to herein as the “Non-Competition Period”), neither the Executive nor any individual, corporation, partnership, limited liability company, trust, estate, joint venture, or other organization or association (“Person”) with the Executive’s assistance nor any Person in which the Executive directly or indirectly has any interest of any kind (without limitation) will, anywhere in the world, directly or indirectly own, manage, operate, control, be employed by, serve as an officer or director of, solicit sales for, invest in, participate in, advise, consult with, or be connected with the ownership, management, operation, or control of any business that is engaged, in whole or in part, in the Business, except for the Company’s or the Parent’s exclusive benefit. Further, during the Non-Competition Period, the Executive will not act as a consultant, advisor, officer, manager, director, owner or employee of any of the Company’s or its Parent’s significant customers or suppliers. The Executive will not be deemed to have breached the provisions of this Paragraph 7 solely by holding, directly or indirectly, not greater than 2% of the outstanding securities of a company listed on a national securities exchange.

This provision shall not apply to the Executive’s ongoing service on any corporate boards, upon which the Executive currently serves, however, all confidentiality requirements as outlined below remain in place.

(d)            Non-Solicitation. During the Non-Competition Period, neither the Executive nor any Person with the Executive’s assistance nor any Person in which the Executive directly or indirectly has an interest of any kind (without limitation) will, directly or indirectly (A) solicit or take any action to induce any employee to quit or terminate their employment with the Company, the Parent or their affiliates or (B) employ as an employee, independent contractor, consultant, or in any other position any person who was an employee of the Company, the Parent or their affiliates at any time during the six (6) month period prior to the date of such hire, unless otherwise agreed to in writing by the Company.

(e)            Confidentiality.

(i)            Confidential Information. For purposes of this Agreement, “Confidential Information” means any information (whether in written, oral, graphic, schematic, demonstration, or electronic format, whether or not specifically marked or identified as confidential, and whether obtained by the Executive before or after the effective date of this Agreement), not otherwise publicly disclosed by the Company or the Parent, regarding (without limitation) the Company, the Parent, their respective Businesses, customers, suppliers, business partners, prospects, contacts, contractual arrangements, discussions, negotiations, evaluations, labor negotiations, bids, proposals, aircraft programs, costs, pricing, financial condition or results, plans, strategies, governmental relations, projections, analyses, methods, processes, models, tooling, know-how, trade secrets, discoveries, research, developments, inventions, engineering, technology, proprietary information, intellectual property, designs, computer software, intelligence, legal or regulatory compliance, accounting decisions, opportunities, challenges, and any other information of a confidential or proprietary nature.  Notwithstanding the foregoing, Confidential Information will not include any information that (A) the Executive is required to disclose by the order of a court or administrative agency, subpoena, or other legal or administrative demand, so long as (1) the Executive gives the Company written notice and an opportunity to contest or seek confidential treatment of such disclosure; and (2) the Executive fully cooperates at the Company’s expense with any such contest or confidential treatment request; (B) has been otherwise publicly disclosed or made publicly available by the Company or the Parent; or (C) was obtained by the Executive in good faith after his employment ended from a source that was under no obligation of confidentiality to the Company, the Parent or any customer or supplier or (D) is otherwise generally known to the public other than as the result of a breach by the Executive of the terms of this Agreement.

(ii)            Non-Use and Non-Disclosure. Without the Company’s express written consent, the Executive will not at any time use for any purpose (other than for the Company’s or the Parent’s exclusive benefit) or disclose to any Person (except at the Company direction) any Confidential Information.

(f)            Effect of Breach. The Executive agrees that a breach of this Paragraph 7 cannot adequately be compensated by money damages and, therefore, the Company or the Parent will be entitled, in addition to any other right or remedy available to it (including, but not limited, to an action for damages, accounting, or disgorgement of profit), to an injunction restraining such breach or a threatened breach and to specific performance of such provisions, and the Executive consents to the issuance of such injunction and the ordering of specific performance without the requirement for the Company or the Parent to post a bond or other security or to prove lack of an adequate remedy at law.

(g)            Other Rights Preserved. Nothing in this Paragraph 7 eliminates or diminishes rights the Company or the Parent may have with respect to the subject matter hereof under other agreements, its governing documents or statutes, or provisions of law (including but not limited to common law and the Uniform Trade Secrets Act), equity, or otherwise.  Without limiting the foregoing, this Paragraph 7 does not limit any rights the Company or the Parent may have under any of its policies or any agreements with the Executive regarding Confidential Information.

(h)            Permitted Activities. Notwithstanding any other provision of this Agreement, nothing in this Agreement is intended to, or does, preclude you from (i) contacting, reporting to, responding to an inquiry from, filing a charge or complaint with, communicating with, or otherwise participating in an investigation conducted by, the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, or any other federal, state, or local governmental agency, commission, or regulatory body; (ii) giving truthful testimony or making statements under oath in response to a subpoena or other valid legal process or in any legal proceeding; (iii) otherwise making truthful statements as required by law or valid legal process; (iv) engaging in any concerted or other legally protected activities; or (v) disclosing a trade secret in confidence to a governmental official, directly or indirectly, or to an attorney, if the disclosure is made solely for the purpose of reporting or investigating a suspected violation of law.

Furthermore, notwithstanding the provisions herein, you understand that you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  You likewise understand that, if you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the Company’s trade secret(s) to your attorney and use the trade secret information in the court proceeding, if you (i) file any document containing the trade secret under seal; and (ii) do not disclose the trade secret, except pursuant to court order.

8.              Severability. If any provision of this Agreement shall be found by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, then such provision shall be construed and/or modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be. The parties further agree to seek a lawful substitute for any provision found to be unlawful; provided, that, if the parties are unable to agree upon a lawful substitute, the parties desire and request that a court or other authority called upon to decide the enforceability of this Agreement modify the Agreement so that, once modified, the Agreement will be enforceable to the maximum extent permitted by the law in existence at the time of the requested enforcement.

9.              Waiver. A waiver by the Company of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver or estoppel of any subsequent breach by the Executive. No waiver shall be valid unless in writing and signed by an authorized officer of the Company.

10.            Miscellaneous Provisions.

(a)            Non-Disclosure. Other than as mandated by law, the Executive agrees that he will keep the terms and amounts set forth in this Agreement completely confidential and will not disclose any information concerning this Agreement’s terms and amounts to any person other than his attorney, accountant, tax advisor, or immediate family. Should the Executive disclose information about this Agreement to his immediate family, his attorney and/or tax and financial advisors, he shall advise such persons that they must maintain the strict confidentiality of such information and must not disclose it unless otherwise required by law.

(b)            Representation; Revocation. The Executive represents and certifies that he has carefully read and fully understands all of the provisions and effects of this Agreement, has knowingly and voluntarily entered into this Agreement freely and without coercion, and acknowledges that in January 2023, the Company advised him to consult with an attorney prior to executing this Agreement and further advised him that he had twenty-one (21) days within which to review and consider this Agreement and that, if he signs this Agreement in less time, he has done so voluntarily in order to obtain sooner the benefits under this Agreement. The Executive is voluntarily entering into this Agreement and neither the Company nor its employees, officers, directors, representatives, attorneys or other agents made any representations concerning the terms or effects of this Agreement other than those contained in the Agreement itself and the Executive is not relying on any statement or representation by the Company or any other Released Parties in executing this Agreement. The Executive is relying on his own judgment and that of his attorney to the extent so retained. The Executive also specifically affirms that this Agreement clearly expresses his intent to waive fraudulent inducement claims, and that he disclaims any reliance on representations about any of the specific matters in dispute. The Executive acknowledges that he has seven (7) days from the date this Agreement is executed in which to revoke his acceptance of the ADEA portion of this Agreement, and such portion of this Agreement will not be effective or enforceable until such seven (7) day period has expired. To be effective, any such revocation must be in writing and delivered to the Company’s principal place of business on or before the seventh day after signing, to the attention of the Company’s Chief Administration Officer, and must expressly state the Executive’s intention to revoke the ADEA portion of this Agreement. If the Executive revokes his acceptance of the ADEA portion of the Agreement, the remainder of the Agreement shall remain in full force and effect as to all of its terms except for the release of claims under the ADEA (and the consideration attributable thereto), and the Company will have three (3) business days to rescind the entire Agreement by so notifying the Executive.

(c)            Release Affirmation. Within twenty-one (21) days following the Retirement Date, the Executive shall re-execute this Agreement with respect to the release of claims set forth in Paragraphs 4-5 of this Agreement. The Executive acknowledges that he has seven (7) days from the date this Agreement is re-executed in which to revoke his acceptance of the ADEA portion of this Agreement, and such portion of this Agreement will not be effective or enforceable until such seven (7) day period has expired (the “Release Date”). To be effective, any such revocation must be in writing and delivered to the Company’s principal place of business on or before the seventh day after signing, to the attention of the Company’s Chief Administration Officer, and must expressly state the Executive’s intention to revoke the ADEA portion of this Agreement. If the Executive revokes his acceptance of the ADEA portion of the Agreement, the remainder of the Agreement shall remain in full force and effect as to all of its terms except for the release of claims under the ADEA (and the consideration attributable thereto), and the Company will have three (3) business days to rescind the entire Agreement by so notifying the Executive.

(d)            Return of Property. On or before the Retirement Date, the Executive shall return to the Company all of the Company’s and the Parent’s and their respective subsidiaries property that is in the Executive’s possession, custody or control, including, without limitation, (a) all keys, access cards, credit cards, computer hardware, computer software, data, materials, documents, records, policies, client and customer information, marketing information, design information, specifications and plans, database information and lists, and any other property or information of the Company, the Parent and their subsidiaries (whether those materials are in paper or computer-stored form), and (b) all documents and other property containing, summarizing, or describing any Confidential Information (as defined in the Employment Agreement), including all originals and copies, except for property which the Company may otherwise agree in writing that the Executive may retain in order to perform the transition services hereunder or otherwise. The Executive affirms that he will not retain any such property or information in any form (except as permitted in accordance with the preceding sentence), and will not give copies of such property or information or disclose their contents to any other person.

(e)            Section 409A. The intent of the parties is that payments under this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (“Section 409A”), to the extent subject thereto, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith. The Company makes no representation that any or all of the payments described in this Agreement will be exempt from or comply with Section 409A. For purposes of Section 409A, each payment made under this Agreement will be treated as a separate payment.

11.            Complete Agreement. This Agreement sets forth the entire agreement between the parties, and fully supersedes any and all prior agreements or understandings, whether oral or written, between the parties pertaining to actual or potential claims arising from the Executive’s employment with the Company and the Parent or the termination of the Executive’s employment with the Company and the Parent, provided, however, that the parties acknowledge and agree that any employment agreement previously entered into by the Executive with the Company and/or the Parent shall continue in effect until the Retirement Date. The Executive expressly warrants and represents that no promise or agreement which is not herein expressed has been made to him in executing this Agreement. The Executive further expressly represents and warrants that he will not hereafter seek reinstatement, recall or re-employment with the Company, the Parent or any of their respective subsidiaries or affiliates.

12.            No Pending or Future Lawsuits. The Executive represents that he has no lawsuits, claims or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the Released Parties. The Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the Released Parties.

13.            No Admission of Liability. The Executive understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by the Executive. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to the Executive or any third party.

14.            Reimbursement. If the Executive or his heirs, executors, administrators, successors or assigns (a) is in breach of or breaches Paragraphs 6, 7, 10(a) or 15 of this Agreement, or (b) attempts to challenge the enforceability of this Agreement, or (c) files a charge of discrimination, a lawsuit of any kind or nature against one or more of the Released Parties, or a claim of any kind or nature against one or more of the Released Parties, the Executive or his heirs, executors, administrators, successors or assigns shall be obligated to tender back to the Company, as a contractual remedy hereunder, all payments made to him or them under Paragraph 3 of this Agreement (except for $1,000.00, which represents the consideration received by the Executive in exchange for the release and waiver of rights or claims under the Age Discrimination in Employment Act of 1967, as amended), including, for avoidance of doubt, any payments resulting from the vesting of Unvested Awards following the Retirement Date, or any amount of actual damages proven by the Company, if greater. Further, the Executive shall indemnify and hold harmless the Company, its shareholders, employees, officers, directors and other agents from and against all claims, damages, demands, judgments, losses, costs and expenses, including attorneys’ fees, or other liabilities of any kind or nature arising out of said breach, challenge or action by the Executive, his heirs, executors, administrators, successors or assigns. The Company and the Executive acknowledge that the remedy set forth hereunder is not to be considered a form of liquidated damages and the tender back shall not be the exclusive remedy hereunder.

15.            Future Cooperation. In connection with any and all claims, disputes, negotiations, investigations, lawsuits or administrative proceedings involving the Company, the Executive agrees to make himself available, upon reasonable notice from the Company and without the necessity of subpoena, to provide information or documents, provide declarations or statements to the Company, meet with attorneys or other representatives of the Company, prepare for and give depositions or testimony, and/or otherwise cooperate in the investigation, defense or prosecution of any or all such matters.

16.            Amendment. This Agreement may not be altered, amended, or modified except in writing signed by both the Executive and the Company.

17.            Joint Participation. The parties hereto participated jointly in the negotiation and preparation of this Agreement, and each party has had the opportunity to obtain the advice of legal counsel and to review and comment upon the Agreement. Accordingly, it is agreed that no rule of construction shall apply against any party or in favor of any party. This Agreement shall be construed as if the parties jointly prepared this Agreement, and any uncertainty or ambiguity shall not be interpreted against one party and in favor of the other.

18.            Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Kansas, and any court action commenced to enforce this Agreement shall have as its sole and exclusive venue the County of Sedgwick, Kansas. In addition, the Executive and the Company waive any right he or it may otherwise have to a trial by jury in any action to enforce the terms of this Agreement.

19.            Execution of Agreement. This Agreement may be executed in counterparts, each of which shall be considered an original, but which when taken together, shall constitute one Agreement. This Agreement, to the extent signed and delivered by means of a facsimile machine or by PDF file (portable document format file), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the originally signed version delivered in person. At the request of any party hereto, each other party shall re-execute original forms hereof and deliver them to all other parties.

PLEASE READ THIS AGREEMENT AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT. THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, INCLUDING THOSE UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT, AND OTHER FEDERAL, STATE AND LOCAL LAWS PROHIBITING DISCRIMINATION IN EMPLOYMENT

IN WITNESS WHEREOF, the Executive, the Company and the Parent have voluntarily signed this Retirement Agreement and General Release effective as of the first date set forth above.

SPIRIT AEROSYSTEMS, INC.

By:	/s/ Justin Welner

Its:	SVP, CAO and CCO	/s/ Duane Hawkins
DUANE HAWKINS

SPIRIT AEROSYSTEMS HOLDINGS, INC.

By:	/s/ Justin Welner

Its:	SVP, CAO and CCO

The Executive, the Company and the Parent reaffirm the terms and conditions of this Agreement, including with respect to Paragraphs 4-6, effective this ___ day of March, 2024.

SPIRIT AEROSYSTEMS, INC.

By:

Its:
DUANE HAWKINS

SPIRIT AEROSYSTEMS HOLDINGS, INC.

By:

Its:

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